UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 22, 2020

Epsilon Energy Ltd.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38770	98-1476367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2020, the independent compensation committee (“Compensation Committee”) of the board of directors of Epsilon Energy, Ltd. (Nasdaq:EPSN), a company organized under the laws of Alberta (“Epsilon” or the “Corporation”), pending approval of the Epsilon Energy Ltd. 2020 Equity Incentive Plan (“2020 Plan”) at the Annual General and Special Meeting of the Corporation scheduled for September 1, 2020, approved the terms, target formulas, and peer group applicable to the performance incentive awards previously awarded to Mr. Raleigh (the “CEO Incentive Award”) and included in the aggregate number of incentive awards made to executive officers as previously disclosed.

•	An award of 20,833 unrestricted common shares;

•	An award of 41,667 Performance Stock Units (“Target PSUs”) to vest 50% each on 12/31/2020 and 12/31/2021 or such later dates as is necessary for all performance metrics to be available, pending achievement of the performance target described below, in each case calculated based on the fiscal year ending prior to the vesting date of the applicable annual performance period; and

•	An award of 62,500 Target PSUs to vest 1/3 each on 12/31/2020, 12/31/2021 and 12/31/2022, or such later dates as is necessary for all performance metrics to be available, pending achievement of the performance target described below, in each case calculated based on the fiscal year ending prior to the vesting date of the applicable annual performance period.

Each performance based award (other than the unrestricted common shares) entitles Mr. Raleigh to receive between 0-200% of the Target PSUs, pending achievement of the target levels described below.

The PSUs will vest in 1/3 increments over a three-year period, respectively, pending attainment of two performance targets calculated as follows:

•	The targets for the PSUs are based on (i) the relative total stockholder return (“TSR”) percentile ranking and (ii) the relative cash flow per debt adjusted share – growth (“CFDAS Growth”) percentile ranking of the Corporation, each as compared to the Corporation’s Performance Peer Group (as defined below) during the applicable one-year performance period ending on 12/31 prior to the vesting date of a particular tranche.

•	The vesting of each PSU Award will be based 50% on TSR performance and 50% based on CFDAS Growth performance.

•	Assuming the recipient of the award is employed with the Corporation at the time of vesting, the number of PSUs (the “Earned PSUs”) is determined in accordance with the table below.

Cash Flow per Debt Adjusted Share (“CFDAS”) is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) divided by the sum of the 1) the total debt plus the value of preferred stock minus cash and the amount of dividends paid for the year divided by the share price at the end of the year; and 2) the actual share count at year end.

Level	Relative TSR/CFDAS Growth Performance (Percentile Rank vs. Peers)	Earned PSUs (% of Target)*
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	25-90%
Target	50th Percentile	100-125%
Stretch	≥ 90th Percentile	125-200%

*The percentage of PSUs that become Earned PSUs for performance between the threshold, target, and stretch achievement levels shall be calculated using linear interpolation.

The Corporation’s performance peer group (“Performance Peer Group”) for will consist of the following companies, as adjusted annually by the Compensation Committee:

Dorchester Minerals, L.P. (DMLP)
Evolution Petroleum Corporation (EPM)
Earthstone Energy, Inc. (ESTE)
Goodrich Petroleum Corporation (GDP)
Contango Oil & Gas Company (MCF)
Montage Resources Corporation (MR)
Northern Oil and Gas, Inc. (NOG)
Panhandle Oil and Gas Inc. (PHX)
PrimeEnergy Resources Corporation (PNRG)
SilverBow Resources, Inc. (SBOW)

Determination of Relative TSR Rank

To determine the Corporation’s applicable percentile ranking for each applicable performance period, TSR will be calculated for the Corporation and each entity in the Performance Peer Group as of the end of each applicable performance period. The entities in the Performance Peer Group will be arranged by their respective TSR (highest to lowest). The Corporation’s percentile rank will be its relative position within the appropriate quartile range. Notwithstanding the foregoing, in the event the Corporation’s TSR for each applicable performance period is negative, the percentage of Target PSUs that become Earned PSUs shall not exceed 100%, regardless of Corporation’s actual percentile ranking for such performance period.

Determination of Relative CFDAS Growth Rank

To determine the Corporation’s applicable percentile ranking for each applicable performance period, CFDAS Growth will be calculated for the Corporation and each entity in the Performance Peer Group as of the end of each applicable performance period. CFDAS Growth will be calculated and then divided by the number of shares at the end of the performance period to obtain the appropriate growth ranking for comparison. The entities in the Performance Peer Group will be arranged by their respective CFDAS Growth (highest to lowest). The Corporation’s percentile rank will be its relative position within the appropriate quartile range. Notwithstanding the foregoing, in the event the Corporation’s CFDAS Growth for any applicable performance period is negative, the percentage of Target PSUs that become Earned PSUs shall not exceed 100%, regardless of Corporation’s actual percentile ranking for such performance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

By:	/s/ Lane Bond
Lane Bond
Chief Financial Officer

Date: July 22, 2020